EVALUATION OF THE INTERESTS OF
DCX S.A.S IN THE MORICHITO BLOCK
IN THE EASTERN LLANOS BASIN
COLOMBIA

(Constant Prices and Costs)

Prepared For

DCX S.A.S.

By

Petrotech Engineering Ltd.

Effective Date

December 31, 2011

Table of Contents

PETROTECH ENGINEERING LTD.
7536 Manzanita Place, Burnaby, B. C., Canada V3N 4X1 Phone: (604) 525 6896
Email: johnyu@axion.net

March 26, 2012

Ref: 12 - 17

DCX S.A.S
Calle 86 No. 10-88, Oficina 401B
Bogota, Colombia

Attention: Mr. Anthony J. Ives, CFO & Director, Latin America Operations
Mr. Juan-Carlos Robles-Silva, Country Manager

Gentlemen:

Re: Evaluation of the Interests of DCX S.A.S. in the Morichito Block in the Eastern Llanos Basin, Colombia

At your request, we have prepared an engineering and economic evaluation of the interests of DCX S.A.S. (here-in-after referred to as the "Company"). The evaluation is prepared using an effective date of December 31, 2011. This report is for the annual filing to the United States Securities & Exchange Commission and to the Agencia Nacional de Hidrocarburos (ANH).

Onshore Colombia

On January 31, 2012, the Company has acquired Petropuli Ltda. which has 50% working interest of the Morichito Block. The production is subject to the ANH sliding scale royalty rate for light crude oil (see ANH Royalty Rates) plus overriding royalty at 1% of the total production and 4% of the net production royalty.

The E&P Agreement on the Morichito Block was executed between Petropuli and Agencia Nacional de Hidrocarburos (ANH), on May 31, 2005 conferring hydrocarbon exploration and exploitation rights to the holder. The contracted area is 23,167 hectares (57,247 acres) and the Company is the operator. Five phases of the work program have been fulfilled. Phase 6 is the remaining phase and has been approved by ANH to exchange the drilling of an exploratory well for shooting 94 km^2 of 3-D seismic survey in the northern area of the block. This seismic survey is to target two previously 2-D seismic-defined structures with potential recoverable resources of up to 5 million barrels of oil per structure.

In Phase 4, an oil discovery was made in the Morichito #5 well in the C7 formation. This well obtained approximately 1,500 barrels of oil during a short-term test from July 27 to August 1, 2011. For this year, the Company intends to repair road access and local facilities so that long term testing of the Morichito #5 can be accomplished following additional exploratory wells being drilled in the northern portion of the Morichito Block in 2012.

This evaluation uses the definitions of reserves from the Society of Petroleum Engineers. The net cash flow is calculated at **constant prices and costs** under SEC new guidelines for prices and costs on the proved and probable non-producing and undeveloped reserves, to all future time and after deduction of royalties, capital and operating costs but before income tax deduction. All cash flow data is in U. S. dollars. A summary of the Company's net share of probable developed non-producing reserves, discounted at 0, 5, 10, 15 and 20% before deduction of income tax is presented as follows:

	Light & Medium Oil			**Before Tax NPV @**				
Reserve Category	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	0% (M$)	5% (M$)	10% (M$)	15% (M$)	20% (M$)
Proved Developed Non-Prod.	244	122	112	7,175	5,355	4,090	3,184	2,519
Proved Undeveloped	244	122	112	5,919	4,205	3,062	2,276	1,722
Total Proved	**488**	**244**	**224**	**13,094**	**9,559**	**7,152**	**5,461**	**4,241**
Probable	404	202	186	12,422	7,255	4,625	3,171	2,302
Total Proved + Probable	**892**	**446**	**410**	**25,516**	**16,815**	**11,776**	**8,632**	**6,543**

Details of the proved and probable non-producing and undeveloped reserves together with the net present values discounted at 0, 5, 10, 15, and 20% are shown in the Summary Table 1. The average West Texas Intermediate light crude oil price for 2011 was $100.08 per barrel and the Platts Latin American Wire for Vasconia 25° API FOB Coveñas light crude oil was $106.94 per barrel (see Constant Oil Prices). The gross reserve is the Company's share of production before royalties and the net reserve is the Company's share of production after deduction of royalties. The ANH royalties for Colombia on the oil are paid in kind.

The estimated cash flow values do not represent a fair market value. The abandonment costs of the wells, the salvage values of the equipment, and the environmental clean-up costs have been incorporated at the end of the economic life. In reviewing the reserves estimates provided, it should be understood that there are inherent uncertainties and limitations with both the database available for analysis and the interpretation of such engineering and geological data. The judgments used in assessing the reserves are considered reasonable given the knowledge of the property reviewed. Pertinent information such as extent and character of ownership of the lease, and all factual data submitted by the Company and the Company's representatives are believed to be true. A field inspection of the properties was not conducted due to the available data.

If additional information is required, please advise.

Respectfully Submitted,

Petrotech Engineering Ltd.

John Yu, P. Eng.

Table 1 Summary of Reserves and Net Present Values of the Morichito Block, Onshore Colombia
Constant Case

Effective Date – December 31, 2011

Reserve Category	Light & Medium Oil 100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Royalty (Mbbl)	Revenue (M$)	ORRI (M$)	Capex (M$)	Opex (M$)	Before Tax NPV @ 0% (M$)	5% (M$)	10% (M$)	15% (M$)	20% (M$)
Proved Developed Non-Producing	244	122	112	10	11,897	7	1,000	3,715	7,175	5,355	4,090	3,184	2,519
Proved Undeveloped	244	122	112	10	11,898	9	2,250	3,722	5,919	4,205	3,062	2,276	1,722
Total Proved	**488**	**244**	**224**	**20**	**23,795**	**16**	**3,250**	**7,437**	**13,094**	**9,559**	**7,152**	**5,461**	**4,241**
Probable Non-Producing	80	40	37	3	3,883	2	0	1,212	2,668	1,995	1,527	1,192	947
Probable - C7	80	40	37	3	3,883	2	0	1,212	2,668	2,018	1,556	1,219	969
Probable - C1	245	122	112	10	11,898	7	598	4,214	7,086	3,242	1,542	760	387
Total Probable	**404**	**202**	**186**	**16**	**19,663**	**12**	**598**	**6,639**	**12,422**	**7,255**	**4,625**	**3,171**	**2,302**
Total Proved + Probable	**892**	**446**	**410**	**36**	**43,458**	**28**	**3,848**	**14,076**	**25,516**	**16,815**	**11,776**	**8,632**	**6,543**

The recoverable reserve is subject to economic limits.

DEFINITIONS OF RESERVES

Taken from the Society of Petroleum Engineers September 1, 2007:

Crude Oil: A mixture, consisting mainly of pentanes and heavier hydrocarbons that exists in the liquid phase in reservoirs and remains liquid at atmospheric pressure and temperature. Crude oil may contain sulphur and other non-hydrocarbon compounds, but does not include liquids obtained from the processing of natural gas. Classes of crude oil are often reported on the basis of density, sometimes with different meanings. Acceptable ranges are as follows:

Light:	less than 870 kg/m^3 (greater than 31.1° API)
Medium:	870 to 920 kg/m^3 (31.1° API to 22.3° API)
Heavy:	920 to 1000 kg/m^3 (22.3° API to 10° API)
Extra-heavy:	greater than 1000 kg/m^3 (less than 10° API)

Heavy or extra-heavy crude oils, as defined by the density ranges given, but with viscosities greater than 10, 000 mPa.s measured at original temperature in the reservoir and atmospheric pressure, on a gas-free basis, would generally be classified as bitumen.

Natural Gas: A mixture of lighter hydrocarbons that exist either in the gaseous phase or in solution in crude oil in reservoirs but are gaseous at atmospheric conditions. Natural gas may contain sulphur or other non-hydrocarbon compounds.

Natural Gas Liquids: Those hydrocarbon components that can be recovered from natural gas as liquids including but not limited to, ethane, propane, butanes, pentanes plus, condensate and small quantities of non-hydrocarbons.

Reserves Categories

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on

- Analysis of drilling, geological, geophysical and engineering data;
- The use of established technology; and
- Specified economic conditions, which are generally accepted as being reasonable, and shall be disclosed.

Reserves are classified according to the degree of certainty associated with the estimates.

Proved Reserves are those reserves that can be estimated with high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves. Probable Reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved + probable reserves. Possible Reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved + probable + possible reserves. Other criteria that must be also met for the classification of reserves are provided in Section 5.5.4. These conditions are ownership, drilling

requirements, testing requirements, regulatory considerations, infrastructure and market considerations, timing of production and development, and economic requirements.

Development and Production Status

Each of the reserves categories (proved, probable, and possible) may be divided into developed and undeveloped categories.

a. Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing and non-producing.

Developed producing reserves are those reserves that are expected to be recovered from completed intervals open at the time of the estimate. These reserves may be currently producing or if shut in, they must have previously been on production, and the date of resumption of production must be known with reasonably certainty.

Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut in, and the date of resumption of production is unknown.

b. Undeveloped Reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.

In multi-well pools, it may be appropriate to allocate total pool reserves between the developed and undeveloped categories or to subdivide the developed reserves for the pool between developed producing and developed non-producing. This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities, and completion intervals in the pool and their respective development and production status.

Levels of Certainty for Reported Reserves

The qualitative certainty levels contained in these definitions are applicable to "individual reserves entities," which refers to the lowest level at which reserves calculations are performed, and to Reported Reserves, which refers to the highest level sum of individual entity estimates for which reserves estimates are presented. Reported Reserves should target the following levels of certainty under a specific set of economic conditions:

At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves; at least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved + probable reserves; at least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved + probable + possible reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of reserves estimates will be prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

Constant Oil Prices

The December 31, 2011 oil price for West Texas Intermediate (WTI) closed at $98.83 per barrel and the Vasconia oil price was at $103.11 per barrel (from Platts Latin American Posted Prices). The historical prices for oil were taken from Sproule and Associates Inc. The following summarizes the WTI and Vasconia Oil monthly average closing oil prices and extrapolated to the Morichito oil price at the end of 2011:

Year	West Texas Intermediate (WTI) Crude Oil 40 °API, $/bbl	Vasconia 25 °API Crude Oil, $/bbl	Morichito Oil 23 °API, $/bbl
2005	56.46		
2006	66.09		
2007	72.27		
2008	99.59		
2009	61.63		
2010	79.43		
January 2011	89.58	91.48	
February 2011	89.74	97.78	
March 2011	102.98	111.38	
April 2011	110.04	119.37	
May 2011	101.36	110.34	
June 2011	96.29	106.78	
July 2011	97.34	110.90	
August 2011	86.34	106.27	
September 2011	85.61	110.01	
October 2011	86.43	107.42	
November 2011	97.02	107.83	
December 2011	98.58	103.34	
Average 2011	100.08	106.94	106.02

There is also adjustment to the quality of the oil based on API gravity and salinity of the sales oil.

ANH Royalty Rates for Colombia

The contractor holds the rights to all production, which can be disposed of after paying a royalty at the point where the hydrocarbons are on specifications for transport or use.

ANH collects the royalty from the contractor. The royalty is a proportion of the daily gross production based on monthly averages and it is calculated for each field as follows:

	Royalty Rate (%)			
Production Rate (boe/d)	Light Crude	Gas Onshore	Heavy Crude	Gas Offshore
0 to 5,000	8	6.4	6	4.8
5001 to 125,000	s/s 8 – 20	s/s 6.4 –16	s/s 6 – 15	s/s 4.8 -12
125,001 to 400,000	20	16	15	12
400,001 to 600,000	s/s 20 – 25	s/s 16 – 20	s/s 15 – 18.75	s/s 12 - 15
> 600,000	25	20	18.75	15

(1) 1 boe = 6 Mcf

When accumulated production rises above 5 MMbbl, and when an international reference price of crude is above a trigger level, there is a payment due to ANH for light crude. The payment is 30% of the real surplus income on the contractor. The surplus income is a proportion of the gross income in the same proportion as the international reference price exceeds the trigger level to the full international reference price. The real income of the contractor is the value of the production at the delivery point in the field. The formula to compute the payment is the following:

Payment to ANH = (Actual Value at Delivery Point) x (Actual Volume of Contractor) x (P-Po/P) x 30%

P = Actual price of marker crude, West Texas Intermediate
Po = Trigger price of marker crude, West Texas Intermediate

The trigger level depends on the actual quality of the hydrocarbon produced, measured as the gravity API, as follows:

API produced	Trigger price, US$/bbl
15 – 22	28
22 – 29	27
>29	26
Natural gas	none
Heavy oil (<15)	none

Additional Fiscal Terms in the ANH Exploration and Production Contracts

Right for Use of Land (Clause 38 of ANH Contract)

The participants of the Contract are to pay (in $U.S. per hectare) in Exploration Areas as follows:

Size of the Area	First 100,000 hectares		per hectare over 100,000	
Term	</= 18 months	> 18 months	</= 18 months	> 18 months
Within Polygons A or B	$2.29	$3.06	$3.06	$4.59
Outside Polygons A or B	$1.53	$2.29	$2.29	$3.06

All Offshore Area at $0.76

Pay in Exploitation Areas = (Volume Production – Royalty - % ANH) * $0.1162 US per barrel

High Prices Rights (Clause 39 of ANH Contract)

Q= [(P-Po)/p]x S

Q= Economic Right ANH
P= WTI Price
Po= baseline price per Table A
S= participation rate according Table B

TABLE B – Baseline Price

API Gravity	Po (US$/b) (2010 year)
> 29	32,13
>22<= 29	33,37
>15 <=22	34,61
Off>300 mt	39,55
>10<= 15	49,43

TABLE B – Participation rate

WTI Price	% Particip. S
Po <= P < 2Po	30%
2Po <= P < 3Po	35%
3Po <= P < 4Po	40%
4Po <= P < 5Po	45%
5Po <= P	50%


HIGH PRICES RIGHT
% FOR ANH
40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
30 40 50 60 70 80 90 100 110 120 130 140 150
WTI (US$/b)
30 25 20 15 10
Payment to be performed based on the Contractor's own production. That is, reducing royalty volumes and volumes of the percentage share for the ANH.
- Apply starting at 5 MMBls Cumulative production
- Applicable for each field separately

PARTICIPATION IN PRODUCTION, X% (Clause 40 of ANH Contract)

The Contractor will pay to ANH an economic right (X%), calculated as a percentage of the production after royalties, which applies only for certain contracts that result from competitive bidding processes. On such participation, the contractor will not pay fees for use of land or rights for High Prices.

Form 51-101 F2 – Report on Reserves Data by Independent Qualified Reserves Evaluator

To the board of directors of DCX S.A.S. (the "Company"):

1. We have evaluated the Company's reserves data as of December 31, 2011. The reserves data are estimates of proved developed non-producing, undeveloped and probable reserves and related future net revenue as at December 31, 2011, estimated using constant prices and costs.

2. The reserves data are the responsibility of the Company's management. Our responsibility is to express an opinion on the reserves data based on our evaluation.

We carried out our evaluation in accordance with standards set out in the Society of Petroleum Engineers and the guidelines under the United States Securities and Exchange Commission.

3. Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement. An evaluation also includes assessing whether the reserves data are in accordance with principles and definitions presented in the Society of Petroleum Engineers Handbook.

4. The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to the proved developed non-producing, undeveloped and probable reserves, estimated using constant prices and costs and calculated using a discount rate of 10 percent, included in the reserves data of the Company evaluated by us for December 31, 2011, and identifies the respective portions thereof that we have evaluated and reported on to the Company's board of directors:

Independent Qualified Reserves Evaluator	Description and Preparation Date of Evaluation Report	Location of Reserves	Net Present Value of Future Net Revenue (before income taxes @ NPV 10%) Evaluated Total
Petrotech Engineering Ltd.	Evaluation of the Interests of DCX S.A.S. in the Morichito Block (Eastern Llanos Basin) of Colombia December 31, 2011	Onshore Colombia	$11,776,000 US
Total			$11,776,000 US

[1]This amount should be the amount disclosed by the reporting issuer in its statement of reserves data as its future net revenue (before deducting future income tax expenses) attributable to the proved developed non-producing, undeveloped and probable reserves, estimated using constant prices and costs and calculated using a discount rate of 10 percent.

5. In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and are in accordance with the Society of Petroleum Engineers and the guidelines under the United States Securities and Exchange Commission. We express no opinion on the reserves data that we reviewed but did not evaluate.

6. We have no responsibility to update our reports referred to in paragraph 4 for events and circumstances occurring after their respective preparation dates.

7. Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material. However, any variations should be consistent with the fact that reserves are categorized according to their probability of recovery.

Executed as to our report referred above:

Petrotech Engineering Ltd., in Burnaby, B. C., Canada; Execution Date: March 26, 2012.

CERTIFICATE OF QUALIFICATION

I, JOHN YU, P. Eng., with an office at 7536 Manzanita Place, Burnaby, British Columbia hereby certify

1. That I am a Consulting Petroleum Engineer employed by Petrotech Engineering Ltd., which company has prepared a report on the interests for DCX S.A.S. during the month of March 2012.

2. That Petrotech Engineering Ltd.'s officers or its employees have no direct or indirect interests, nor do they expect to receive any direct or indirect interest, in the properties or in any securities of DCX S.A.S.

3. That I attended the University of Alberta and that I graduated with a Bachelor of Science in Metallurgical Engineering in 1974. That I am a registered Professional Engineer in the Province of British Columbia and a member of the Society of Petroleum Engineers, and that I have in excess of thirty-seven years of experience in engineering studies, evaluation of oil and gas properties, drilling, completion, production and process engineering of oil and gas operations and evaluation of mineral properties in Canada, U. S. A., Guatemala, Nicaragua, Colombia, Australia, New Zealand, China, Kazakhstan, United Arab Emirates, Colombia, North Sea, Argentina, Peru, Cameroon, Thailand, Russian Federation, and Indonesia.

4. That I am a qualified evaluator and auditor as defined in National Instrument 51-101.

5. That a field inspection was not conducted due to availability of published data.

John Yu,
Professional Engineer
Reg. No. B. C. - 12068

I Geology of the Eastern Llanos Basin

The north-western corner of South America where Colombia is located has experienced different geological events that controlled the distribution, genesis, basin fill and bounding structures of the sedimentary basins. Colombia can be divided into three main tectonic domains as follows:

1. The Eastern region limited to the west by the foothills of the Eastern Cordillera. It consists of a Paleozoic and Precambrian basements with a Paleozoic-Cenozoic sedimentary cover that has undergone mild deformation.
2. The Central region comprised of the Eastern Cordillera, Sierra Nevada de Santa Marta, the Magdalena River valley, and the Central Cordillera, extending as far as the Romeral fault system to the west. A sedimentary-metamorphic cover rest on a Grenvillian basement believed to be accreted to the South American border during Paleozoic time.
3. The Western region located at the west of the Romeral fault system, composed of Mesozoic-Cenozoic oceanic terranes accreted to the Continental margin during Cretaceous, Paleocene, and Neocene.

Lower Paleozoic marine and coastal siliciclastic and carbonate sediments are distributed throughout the Eastern region (Llanos Basin) and extend into the Central region (Upper Magdalena Valley). These deposits are very fossiliferous and range from Middle Cambrian to Llanvirnian (Lower Ordovician) in age. Trilobites, brachiopods, and graptolites in grey to black shale are reported from outcrops in the Upper Magdalena Valley and in many wells drilled in the Llanos Basin. In some places, the thermal maturity of these Lower Paleozoic sequences indicates appropriate conditions for hydrocarbon generation.

Lower Paleozoic intrusives outcrop along the Eastern Cordillera and Upper Magdalena basins of the Central region. These intrusives crosscut a low-grade metamorphic sequence and are overlain by the Upper Paleozoic sedimentary rocks. Folding, metamorphism and granitic intrusions are probably the result of eastward-directed subduction. This region's tectonic event is known as the Caparonensis Orogeny. The sedimentary sequences in this area consist of marine black shale and continental red-beds of Devonian age. In some places, this continental Devonian sequence is followed by an Upper Carboniferous (Pennsylvanian) sequence consisting of limestone, conglomerates, sandstone and graphitic shale with abundant marine fauna. Permian rocks are absent in the southern portion of the Central Region. However, farther to the north in the Santander Massif, Serrania de Perija, and Sierra Nevada de Santa Marta, fossiliferous limestone of the Lower Permian age has been reported. Folding and granitic intrusions related to shear zones might represent oblique collision and accretion of Upper Paleozoic rocks during formation of the Pangaea sub-continent.

Development of most of the Colombian sedimentary basins began in the Late Triassic during the break-up of Pangaea. Early Jurassic to Lower Cretaceous sediments were deposited in a northwest-southeast-northeast trending highly irregular rift system now underlying the Upper Cretaceous to Neocene sedimentary cover. The post-rifting phase of the system is characterized by the formation of widespread sag due to the thermal subsidence that, together with global eustatic sea level changes during Middle Albian and Turonian times, created organic-matter-rich

sediments of the Simiti-Tablazo Tetuán and La Luna source rocks. These formations are responsible for generating most of the hydrocarbons found in Colombia.

The Late Cretaceous-Paleocene exhumation of the Central and Eastern Cordilleras was linked to the oblique accretion of oceanic rocks; as a result, a transition from marine, near shore to continental sedimentary deposits took place. Growth unconformities and fluvial siliciclasitic sequences above them characterized by intense volcanic activity in the western edge of the Central Region (Central Cordillera) are linked to a collision event. Consequently, the fluvial deposits of the intermontane basins east and west of the Romeral fault system are rich in volcano-clasitics (e.g. La Paila, Combia, Honda, and Mesa formations). These thick molassic deposits represent the overburden sequences to most of the petroleum systems of the Colombian basins.

Initial basin geometry in Colombia was drastically modified by the Campianian and Miocene collision events. The Campianian-Masstrichtian collision of the oceanic rocks to the west gave rise to development of the Colombian foreland-basin system. By Early Miocene, a second major transpression event, produced by the collision of the Central America Island Arc, broke apart the widespread foreland basin system, creating a number of broken-foreland basins. This final configuration is portrayed in the sedimentary basins of Colombia.

The Western Region, located west of the Romeral fault system, is composed of mafic and ultra-mafic rocks, deep-water siliceous shale, turbidites and minor carbonates. Their stratigraphic relationship is poorly known so far. The tectonics of this region is complex and some of these complexities are a collage of sedimentary/tectonic units that were highly deformed during oblique collision events.

By Campanian-Maastrichtian time, the sequence of the turbiditic sandstone, siliceous mudstone, calcareous sandstone and black and green shale rich in organic matter developed. What is now known as the Nogales Formation is presumably the source rock of the oil seep present in the Patia sub-basin. Most of the geoscientists who have worked in the Western Region believe it to be composed of a still unknown number of allocthonous terranes. The general agreement is that the Western Region is part of the Caribbean plate that moved during the Late Cretaceous from a Pacific Ocean location to its present location. The precise dynamics and kinematics of this paradigm are still poorly understood.

An important conclusion of the assumed displacement and diachronous oblique collision of the Western Region against the Continental margin of Western Colombia is the need for new kinematic models to explain the deformation of the Central and Eastern Regions.

Figure I-1 Three Tectonic Domains in Colombia



78°
74°
70°
66°
12°
8°
4°
0°
NORTH
CARIBBEAN SEA
Riohacha
Barranquilla
S.N.S.M.
Valledupar
Maracaibo
VENEZUELA
PANAMA
MERIDA ANDES
Cúcuta
R.F.S.
Bucaramanga
Medellín
Magdalena Valley
Eastern Cordillera
Serranía del Baudó
Western Cordillera
Central Cordillera
Cauca Valley
PACIFIC
OCEAN
1
2
3
BOGOTA
Yopal
Villavicencio
Cali
Neiva
Florencia
Pasto
Quito
ECUADOR
BRAZIL
PERU
SOUTH
AMERICA
0
400 Km

Eastern Llanos Basin

Basin Boundaries

The Eastern Llanos Basin is located in the Eastern region of Colombia. The northern limit of this basin is the Colombian-Venezuelan border; to the south of the basin extend as far as the Macarena high, the Vaupés Arch and the Precambrian metamorphic rocks that outcrops to the south of the Guaviare River; the eastern limit is marked by the outcrops of the Precambrian plutonic rocks of the Guyana Shield and to the west of the basin is limited by the frontal thrust system (Guaicaramo fault system) of the Eastern Cordillera.

Evolution

The evolution of the basin started in the Paleozoic with a rifting phase. Siliciclastic sediments were deposited over the crystalline Precambrian basement. From Triassic to Late Cretaceous, the basin was the eastern shoulder of a major rift system.

Between the Maastrichtian and Paleocene, this basin became a foreland. From Miocene to recent times, the basin has been a repository of thick molasses deposits. Cretaceous source rocks range from immature to marginally mature within the region to the east of the frontal thrust. The main reservoirs are siliciclastic units of Late Cretaceous and Paleocene age. The thinning of the stratigraphic section and the development of more sand-prone facies towards the Guyana Shield complicate analysis of the individual components of the migration systems within the basin.

Hydrocarbon Evidence

More than 1,500 MMBO of recoverable oil is officially documented. Two giants (Caño-Limón and Castilla), three major fields (Rubiales, Apiay and Tame Complex) and more than fifty minor fields have been discovered.

Source

Source rocks for the Llanos Foreland Basin are in fact located beneath the east flank of the Eastern Cordillera. The main source is mixed marine-continental shale of the Gachetá Formation with kerogen types II and III, TOC ranging from 1-3% and 150-300 feet of effective thickness.

Migration

There have been two migration pulses. The first one occurred during the Upper Eocene-Oligocene. The second began in Miocene times and continues at present.

Reservoir

The Paleocene Carbonera (C-3, C-5 and C-7) and Mirador sandstones are excellent reservoir units. Within the Cretaceous sequence, several sandstone intervals are also excellent reservoirs. Without exceptions, sedimentary thickness increases in an east to west direction. Porosity

decreases in the same direction from 30% to about 10%. Pay thickness varies from a few feet up to 180 feet depending on the location of the well within the basin. API gravity ranges from 12° - 42°.

Seal

The C-8 Unit of the Carbonera Formation has traditionally been considered the regional seal of the basin; yet because of its extension, the best seal is the Carbonera C-2 Unit. The even-numbered Carbonera units are recognized as local seals, as are the Cretaceous Gachetá and Guadalupe formations that may be self-sealing.

Trap

Exploration drilling has been concentrated on normal, up-to-the-basin (antithetic) faults. Poorly tested reverse fault anticlines, low-relief anticlines and stratigraphic traps (pinch-outs, paleo-highs, channel, etc.) are all high potential exploration targets.

Prospectivity

This basin has been moderately drilled and subtle stratigraphic traps have not been deeply studied. The southern and eastern portions of the basin are potential areas for hydrocarbon accumulation, where meteoric water forming hydrodynamic traps affects pinch-outs of reservoirs. The south-western part, south of the Castilla Field, is also a highly prospective area.

Figure I-2 Stratigraphic Chart of the Eastern Llanos Basin


PERIOD
FORMATIONS
Meta Ecopetrol
Casanare Ecopetrol
LITHOLOGY
LOG TYPE
Gr
ILD - LLD
RESERVOIR
SOURCE
SEAL
NEOGENE
PALEOGENE
CRETACEOUS
Farallones
Necesidad
Caja
Guayabo
Leon
Leon
C1 Upper Sandstone
C1
Shale E
C2
C1 Sandstone
C3
C4
C5
C2
C6
C7
C3
C8
Carbonera
Carbonera
Mirador
Los Cuervos
Barco
Guadalupe
Guadalupe
K1 Medio inferior
Gacheta
K2
Une
Mainly Sandstones
Mainly shales

II Evaluation of the Morichito Block in the Eastern Llanos Basin

On January 31, 2012, the Company has acquired Petropuli Ltda. which has 50% working interest of the Morichito Block. The production is subject to the ANH sliding scale royalty rate for light crude oil (see ANH Royalty Rates) plus overriding royalty at 1% of the total production and 4% of the net production royalty.

The E&P Agreement on the Morichito Block was executed between Petropuli and Agencia Nacional de Hidrocarburos (ANH), on May 31, 2005 conferring hydrocarbon exploration and exploitation rights to the holder. The contracted area is 23,167 hectares (57,247 acres) and the Company is the operator. Five phases of the work program have been fulfilled. Phase 6 is the remaining phase and has been approved by ANH to exchange the drilling of an exploratory well for shooting 94 km^2 of 3-D seismic survey in the northern area of the block. This seismic survey is to target two previously 2-D seismic-defined structures with potential recoverable resources of up to 5 million barrels of oil per structure.

The first phase of the E&P Agreement was 16 months in duration and was completed on September 30, 2006 with the re-interpretation of 35 km^2 of 3D seismic data and obtaining an environmental license.

The second phase of the E&P Agreement was completed with the acquisition of 74 km^2 of 3D seismic and the drilling of an exploratory well (Morichito #2) total depth of 6,688 feet (TVD) April 2009. The oil discovered in this well was non-commercial. Additional seismic reprocessing of the 3-D seismic survey has identified five prospects but some of the prospects are deemed too small.

The third phase of the E&P Agreement was completed with the drilling of an exploratory well (Morichito #1N) to 6,829 feet in May 2009. The well was completed and six zones were tested in June 2009 but they were non-commercial.

The fourth phase of the E&P Agreement was 12 months in duration and was completed with the drilling of an exploratory well (Morichito #5) resulting in an oil discovery in the C7 formation. Extended testing will be conducted in this well in 2013 as the Company is repairing road access and conducting a 3-D seismic program in the northern portion of the Block.

In the fifth phase, an exploration well was drilled and was not successful.

Geology and History of the Morichito Block

The Morichito Block is located in the Casanare region (see Figure II-1), an extensive oil province of the Llanos Basin with proven petroleum system and production from two giant, (Caño-Limón and Castilla) three major (Rubiales, Apiay and Tame Complex), and more than fifty minor fields. Source rocks in the Basin are in fact located beneath the east flank of the Eastern Cordillera. Mixed marine-continental shales of the Gachetá Formation with kerogen type II and III, TOC ranging from 1-3% and 150-300 feet of effective thickness are the main source. Two pulses of migration have been documented. The first one is during the Upper Eocene-Oligocene. The second pulse of migration started in Miocene time and is continuing at the

present. The Paleocene Carbonera (C-3, C-5, and C-7) and Mirador sandstones are excellent reservoir units. Within the Cretaceous sequence several sandstone intervals are also excellent reservoirs. Without exceptions, sedimentary thickness increases in an east to west direction. Porosity decreases in the same direction from 30% to near 10%. Pay thickness varies from a few feet up to 180 feet, depending on the location of the well within the basin. API gravity ranges from 12° to 42°. The C-8 unit of the Carbonera Formation has been traditionally considered as the regional seal of the basin, but because of its extension the best seal is the Carbonera C-2 Unit. The Carbonera even numbered units are recognized as local seals as well as the Cretaceous Gachetá and Guadalupe formations that may be self-sealing. Exploration drilling has been concentrated in normal, up-to-the basin (antithetic) faults. Poorly tested reverse fault anticlines, low-relief anticlines and stratigraphic traps (pinchouts, paleohighs, channels, etc.) are all high potential exploration targets.

The average thickness of the Carbonera C7 in the Morichito area, as seen in Morichito #1, Morichito #2 and Guarimena #1 does not exceed 250 gross feet of which the productive section is the uppermost 5 to 10 feet and thickening from northwest to southeast with average porosities in the range of 23% - 25%. The Carbonera sands are expected to have favourable permeability values and connectivity of individual prograding and incised sand bodies is not a great concern so this succession is a secondary exploration target. The Carbonera succession is capped by the regional unconformity that marks the base of the Cordillera Oriental foredeep. The base of this thick succession is a thick shale neck known regionally as León Formation, of Early Miocene age that provides a spectacular top seal for the uppermost Carbonera sands. The rest of the Andean foredeep is a made of sand and shales of no exploration interest. The effective kitchen is interpreted to be some 20+ km to the West, in the foredeep. If that were the case, the Carbonera sands, particularly those immediately below the León shale may turn to be a secondary exploration target, west of the Mirador accumulations.

Morichito #1 Well

The operator Petro-Canada Oil and Gas Inc. spud the Morichito #1 well February 7, 1990 and reached 6,450 feet (TVD) on February 25, 1990. The sidewall core analysis proved oil shows in the Carbonera C7 and Mirador formations with porosities at 24.9% and 26.0% but with high water saturation at 86.6% and 99.85 respectively. These zones were never tested.

Morichito #5 Well (Discovery Well)

The Morichito #5 Well was drilled to a total depth of 6,160 feet in March 2010. Three tests by swabbing were conducted as follows:

Intervals	Barrels of Oil	Barrels of Water	Testing Time
5,858 – 5,861 feet	2.08	169.97	5:56 am to 8:41 pm, 2010 03 24
5,900 – 5,902 feet	130.7	60.66	5:50 am to 5:49 pm, 2010 03 20
5,920 – 5,922 feet	0	351.62	6:38 am to 4:33 pm, 2010 03 18

The results of the cement bond log were as follows:

Intervals	Description
5,857 – 5,864 feet	Poor cement bonding
5,901 – 5,905 feet	Acceptable
5,920 – 5,923 feet	Acceptable

There are a number of surrounding fields that produce from the C7 formation. In addition, the C1 from 4,596 to 4,600 feet indicates potential hydrocarbon shows on the sidewall cores and from the electric logs. The C1 formation has not been tested.

The Morichito 5 well underwent a five-day production test using a jet pump. The results were as follows:

Dates Tested	Oil Production, bbl	Hours	Daily Rate	Injection Pressure, psig
Jul-27, 2011	1.64	1		5500
Jul-28	93.14	24	93.14	550-600
Jul-29	134.61	24	134.61	800
Jul-30	211.83	24	211.83	1000-1500
Jul-31	494.38	24	494.38	1600-2000
Aug-01	413.76	16	620.64	2000-2200
Total	1,349.36			

Capital Expenditure and Work Program

Production facilities will be installed together with road upgrades so that year-round transportation of oil can be achieved where the oil can be shipped by pipeline.

The capital costs are as follows:

Year	Capital Expenditure	100% W.I	Co.'s W.I.
2012	Lease road improvement and local facilities	$ 284,000	$ 142,000
	Installation of production facilities for two wells	$1,716,000	$ 858,000
2013	Drill development well to Morichito 5 Well	$4,000,000	$2,000,000
	Installation of additional production facilities	$ 250,000	$ 125,000
	Lease road improvement and flow lines	$ 250,000	$ 125,000
	Total Estimate	$6,500,000	$3,250,000

The re-completion cost of C1 in the Morichito #5 well is estimated at $400,000 per well after the depletion of the reserve in the C7. The abandonment cost (net of salvage) is estimated at $200,000 per well and the Company's share of the cost is $200,000 for two wells.

In addition to the above capital costs, the Company is obligated to pay for the acquisition cost of the 3-D seismic survey in the northern area of the block in Phase 6.

Operating Expenditures

The operating costs are based on operating costs in a nearby field in the Moriche Block. The fixed cost is estimated at $14,250 per month per well for chemicals, communications, employee time and expenses, engineering services and expenses, and environmental services. The variable cost for lifting is estimated at $15.00 per gross barrel for utilities, fuel, location and road maintenance, well maintenance and well treating services. The transportation cost from Morichito Block to Coveñas Terminal is estimated as follows:

Morichito Block to Vasconia		$13.00 per barrel
Vasconia to Covenás		$ 3.20 per barrel
Offloading fee in Covenás		$ 0.60 per barrel
	Total	$16.80 per barrel

All costs are escalated at 4% per year according to the Colombian inflation index.

Reserves

Proved non-producing reserve is assigned to the 5,900' C7 in the Morichito #5 well using a recovery factor of 25%. The size of the C7 pool is estimated at 305 acres and would require an additional well to be drilled (see Capital Expenditure in 2013 of Morichito #6). This offset well is assigned proved undeveloped reserve with a recovery factor of 25%. Proved + probable reserve is assigned to the 5,900' C7 with a recovery factor of 35%. For the interval between 5,856' and 5,876', it tested uneconomic oil rate and poor cement bonding of the casing. Until a successful cement squeeze and obtaining an economic test rate, no reserve is assigned to this zone at this time. Probable reserve is also assigned to the C1 formation in 253 acres from seismic interpretation and from oil shows in the side wall cores and electric log interpretation. The C1 formation will be completed once the C7 reserve is depleted.

Production Forecast and Methods

Based on rate versus time log plots of the neighbouring fields, the decline rate is estimated at 36% per year at exponent b=0.1.

Initial rate is estimated at 500 and 628 barrels of oil per day from the C7 sand for proved and proved + probable reserves respectively. Initial rate is estimated at 171 barrels of oil per day for the C1 sand. From production experience in the Carbonera formation, there is potential to have lots of fluid production and water handling facility will be required in the future.

Estimated Crude Oil Reserves at Standard Conditions (60°F and 14.65 psia)

Reserve Category:		**Proved + Probable Non-Producing & Proved + Probable Undeveloped**	
Well Name:		Morichito #5 + Offset Well	
Well Location		Morichito Blocks, Llanos Basin, Colombia	
Interval	(feet)	5,900' to 5,907'	
Formation name		Carbonera C7 Sand	
		Proved NP + Undeveloped	Proved + Probable
Total area	(acres)	309	309
Net pay thickness	(feet)	7.25	7.25
Rock volume	(acre-feet)	2,240.3	2,240.3
Porosities	(percent)	23.9	23.9
Water saturation	(percent)	55.2	55.2
Formation volume factor	(rb/stb)	1.15	1.15
Stock tank initial oil-in-place	(stb/acre-feet)	722.3	722.3
Stock tank initial oil-in-place	(Mstb)	1,618.2	1,618.2
Recovery factor	(%)	30%	40%
Recoverable oil	(Mstb)	485.5	647.3
Cumulative production	(stb)	0	0
Remaining recoverable oil	(stb)	485.5	647.3
Reservoir Pressure	(psia)	2,892.55	
Reservoir Temperature	(degrees F)	185.9	
Pressure Gradient	(psia/ft)	0.43	
Permeability	(mD)		
Gas Oil Ratio	(scf/bbl)	50 estimated	
API	(degree)	23.6	
Gas Gravity		0.65 estimated	

Note: The assigned reserve may not be depleted due to the economic limit.
The evaluation is done at proved non-producing, proved + probable non-producing, proved undeveloped and proved + probable undeveloped.

Estimated Crude Oil Reserves at Standard Conditions (60°F and 14.65 psia)

Reserve Category:		**Not Classified – Until after Successful Cement Squeeze and Subsequent Testing**
Well Name:		Morichito #5, Morichito Block, Llanos Basin, Colombia
Interval	(feet)	5,856' to 5,876'
Formation name		Carbonera-7 Sands
		Potential
Total area	(acres)	309
Net pay thickness	(feet)	10
Rock volume	(acre-feet)	3,090
Porosities	(percent)	28.8
Water saturation	(percent)	55.9
Formation volume factor	(rb/stb)	1.15
Stock tank initial oil-in-place	(stb/acre-feet)	856.8
Stock tank initial oil-in-place	(Mstb)	2,647.5
Recovery factor	(%)	25
Recoverable oil	(Mstb)	661.9
Cumulative production	(stb)	0
Remaining recoverable oil	(stb)	661.9
Reservoir Pressure	(psia)	
Reservoir Temperature	(degrees F)	185
Pressure Gradient	(psia/ft)	0.43
Permeability	(mD)	
Gas Oil Ratio	(scf/bbl)	50 estimated
API	(degree)	23.6
Gas Gravity		0.65 estimated

Notes:

1. **Interval between 5,858 and 5,861 feet was tested at 2.08 barrels of oil and 169.97 barrels of water for about 18 hours.**
2. **Interval between 5,857 and 5,864 feet has poor cementing and would require remedial work.**

Estimated Crude Oil Reserves at Standard Conditions (60°F and 14.65 psia)

Reserve Category:		**Probable Undeveloped**
Well Name:		Morichito #5, Morichito Block, Llanos Basin, Colombia
Interval	(feet)	4,596 to 4,600'
Formation name		Carbonera C1 Sands
		Probable
Total area	(acres)	253
Net pay thickness	(feet)	5
Rock volume	(acre-feet)	1,265
Porosities	(percent)	27.6
Water saturation	(percent)	58.2
Formation volume factor	(rb/stb)	1.12
Stock tank initial oil-in-place	(stb/acre-feet)	799.1
Stock tank initial oil-in-place	(Mstb)	1,010.9
Recovery factor	(%)	25
Recoverable oil	(Mstb)	252.7
Cumulative production	(stb)	0
Remaining recoverable oil	(stb)	252.7
Reservoir Pressure	(psia)	
Reservoir Temperature	(degrees F)	175
Pressure Gradient	(psia/ft)	0.43
Permeability	(mD)	
Gas Oil Ratio	(scf/bbl)	50 estimated
API	(degree)	
Gas Gravity		

Notes:

1. Side wall cores have oil shows.
2. This zone is assumed to be completed from two wells once the C7 sand production is depleted.

Figure II-1 Location of the Morichito Block in the Eastern Llanos Basin


CUNDINAMARCA
CASANARE
VICHADA
BOGOTA
Bogota
Tunja
Yopal
Villavicencio
CHINGAZA
SUMAPAZ
POLIGONO B
RIO TOMO
LLA 59
LLA 37
LLA 58
LLA 47
LLA 57
COR 4
COR 33
Morichito
Rubiales Field

The nearest oil delivery point near the Morichito Block is the Guarimena Station at approximately 15km northwest.

Figure II-2 Base of C7 Depth Structure Map of the Morichito 5 Well


Edge of data
5415
5415

Contour Interval = 5 feet

Note: Sand at 5,900 to 5,900 feet MD and area of closure is 309 acres in the blue and light blue faults.

Figure II-3 Log of C7 (5,900 Sand) in the Morichito 5 Well


GR_btm
0.00 200
RWA_MGR_ZDEN
0.00 20.0
RWA_MGR_MPHE
0.00 20.0
SPBRDH_btm
-140 -40.0
Perforations
RS_btm
0.20 200
RD_btm
0.20 200
CNCF_norm
0.60 0.00
MPHS
60 0.00
PORS_DTCOI_MGR
0.60 0.00
MPHE
60 0.00
PHID_ZDEN
0.60 0.00
Lower C7 (5900 sand)
• Zone 2
• Petrophysical support
• Good sidewall core show
• Perforate only the upper few feet (5901-5904)
5904 - Quartzose, white, hyaline, friable, subangular, homogenous, grainstone, quartz, very fine to fine, translucent, subrounded, well to medium sorted, good visual porosity. Even moderate yellowish brown oil stain. Greenish yellow natural fluorescence greenish yellow . Fast streaming to blooming yellowish white cut fluorescence. Bright yellow residual ring fluorescence. No residual ring on natural light. Fair oil show.
9
WWW.PVECORP.COM | TSX.V.PTV |

Figure II-4 Top of C1 Depth Structure Map of the Morichito 5 Well



Note: The C1 closure is most likely 253 acres.

Figure II-5 Log of C1 in the Morichito 5 Well


OIL SHOWS
C1 –sidewalls
4596' MD
27-30% porosity
9-10 ohm
4598' MD
27-30% porosity
9-10 ohm
Comments – visible oil stain and cut/ring fluorescence are interesting.
4596 - Quartzose, white, hyaline, friable, subrounded, homogenous, grainstone, quartz, very fine to fine, locally coarse, translucent, subrounded, well to moderate sorted, good visual porosity. Traces visible oil stain, residual aspect. No natural fluorescence. Very slow blooming milky white opaque cut fluorescence. White residual ring fluorescence. No residual ring on natural light. Very poor oil show.
4598 - Quartzose, white, hyaline, friable, subrounded, homogenous, grainstone, quartz, very fine to fine, translucent, subrounded, well sorted, scarce argillaceous matrix, good visual porosity. Traces visible oil stain, residual aspect. No natural fluorescence. Slow blooming milky white cut fluorescence. White residual ring fluorescence. No residual ring on natural light. Poor oil show.
20
WWW.PVECORP.COM | TSX.V.PTV |

Table II-1 Summary of Reserves and Net Present Values of the Morichito Block, Onshore Colombia
Effective Date: December 31, 2011

Reserve Category	Light & Medium Oil 100% (Mbbl)	Light & Medium Oil Gross (Mbbl)	Light & Medium Oil Net (Mbbl)	Royalty (Mbbl)	Revenue (M$)	ORRI (M$)	Capex (M$)	Opex (M$)	Before Tax NPV @ 0% (M$)	Before Tax NPV @ 5% (M$)	Before Tax NPV @ 10% (M$)	Before Tax NPV @ 15% (M$)	Before Tax NPV @ 20% (M$)
Proved Developed Non-Producing	244	122	112	10	11,897	7	1,000	3,715	7,175	5,355	4,090	3,184	2,519
Proved Undeveloped	244	122	112	10	11,898	9	2,250	3,722	5,919	4,205	3,062	2,276	1,722
Total Proved	**488**	**244**	**224**	**20**	**23,795**	**16**	**3,250**	**7,437**	**13,094**	**9,559**	**7,152**	**5,461**	**4,241**
Probable Non-Producing	80	40	37	3	3,883	2	0	1,212	2,668	1,995	1,527	1,192	947
Probable - C7	80	40	37	3	3,883	2	0	1,212	2,668	2,018	1,556	1,219	969
Probable - C1	245	122	112	10	11,898	7	598	4,214	7,086	3,242	1,542	760	387
Total Probable	**404**	**202**	**186**	**16**	**19,663**	**12**	**598**	**6,639**	**12,422**	**7,255**	**4,625**	**3,171**	**2,302**
Total Proved + Probable	**892**	**446**	**410**	**36**	**43,458**	**28**	**3,848**	**14,076**	**25,516**	**16,815**	**11,776**	**8,632**	**6,543**

Table II-2 – Proved Non-Producing Reserves and Net Present Values of Morichito #5 Well

Working Interest = 50%
Royalty Rate = ANH Royalty @ 8% minimum sliding scale + 1% on 100% and 4% on 47.26% of Production
Escalation Factor = 2%/year on prices and 4%/year on costs
Forecast Oil Price = NYMEX futures minus adjustment
Fixed Operating Cost = $14,250 per month per well
Variable Operating Cost = $15.00 per gross barrel for lifting
Transportation = $16.80 per net barrel
Initial Rate = 245 barrels of oil per day for 2011
Decline Rate = 36% per year hyperbolic decline at b=0.1
Operating Days = 350 per year
Abandonment Cost (net of salvage) = $200,000 per well
Effective Date = December 31, 2011

	Light & Medium Oil			**Royalty**		**ORRI**				Before Tax NPV
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Oil (Mbbl)	Revenue (M$)	1% (M$)	4% of 47.26% (M$)	CapEx (M$)	OpEx (M$)	(M$)
2012	0	0	0	0	0	0	0	1,000	0	-1,000
2013	74	37	34	3	3,596	1	1	0	1,123	2,471
2014	52	26	24	2	2,526	1	1	0	789	1,736
2015	36	18	17	1	1,775	0	1	0	554	1,219
2016	26	13	12	1	1,247	0	0	0	389	857
2017	18	9	8	1	876	0	0	0	273	602
2018	13	6	6	1	615	0	0	0	192	423
2019	9	4	4	0	432	0	0	0	135	297
2020	6	3	3	0	304	0	0	0	95	209
2021	4	2	2	0	213	0	0	0	67	147
2022	3	2	1	0	150	0	0	0	47	103
2023	2	1	1	0	105	0	0	0	33	72
2024	1	1	1	0	58	0	0	0	18	40
Total	**244**	**122**	**112**	**10**	**11,897**	**2**	**5**	**1,000**	**3,715**	**7,175**

NPV of Future Net Revenue
Before & After Tax Discounted (in M$) @

0%	5%	10%	15%	20%
7,175	5,355	4,090	3,184	2,519

Table II-3 – Proved + Probable Non-Producing Reserves and Net Present Values of Morichito #5 Well

Working Interest = 50%
Royalty Rate = ANH Royalty @ 8% minimum sliding scale + 1% on 100% and 4% on 47.26% of Production
Escalation Factor = 2%/year on prices and 4%/year on costs
Forecast Oil Price = NYMEX futures minus adjustment
Fixed Operating Cost = $14,250 per month per well
Variable Operating Cost = $15.00 per gross barrel for lifting
Transportation = $16.80 per net barrel
Initial Rate = 326 barrels of oil per day for 2012
Decline Rate = 36% per year hyperbolic decline at b=0.1
Operating Days = 350 per year
Abandonment Cost (net of salvage) = $200,000 per well
Effective Date = December 31, 2011

	Light & Medium Oil			**Royalty**		**ORRI**				Before Tax NPV
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Oil (Mbbl)	Revenue (M$)	1% (M$)	4% of 47.26% (M$)	CapEx (M$)	OpEx (M$)	(M$)
2012	0	0	0	0	0	0	0	1,000	0	-1,000
2013	84	42	39	3	4,109	1	2	0	1,283	2,823
2014	73	37	34	3	3,573	1	1	0	1,116	2,455
2015	51	26	24	2	2,510	1	1	0	784	1,725
2016	36	18	17	1	1,763	0	1	0	550	1,211
2017	25	13	12	1	1,238	0	0	0	387	851
2018	18	9	8	1	870	0	0	0	272	598
2019	13	6	6	1	611	0	0	0	191	420
2020	9	4	4	0	429	0	0	0	134	295
2021	6	3	3	0	302	0	0	0	94	207
2022	4	2	2	0	212	0	0	0	66	146
2023	2	1	1	0	105	0	0	0	33	72
2024	1	1	1	0	58	0	0	0	18	40
Total	**324**	**162**	**149**	**13**	**15,779**	**3**	**6**	**1,000**	**4,927**	**9,843**

NPV of Future Net Revenue Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
9,843	7,349	5,617	4,377	3,466

Table II-4 – Proved Undeveloped Reserves and Net Present Values of Morichito #6 (Offset Well to Morichito 5)

Working Interest = 50%
Royalty Rate = ANH Royalty @ 8% minimum sliding scale + 1% on 100% and 4% on 47.26% of Production
Escalation Factor = 2%/year on prices and 4%/year on costs
Forecast Oil Price = NYMEX futures minus adjustment
Fixed Operating Cost = $14,250 per month per well
Variable Operating Cost = $15.00 per gross barrel for lifting
Transportation = $16.80 per net barrel
Initial Rate = 245 barrels of oil per day for 2013
Decline Rate = 36% per year hyperbolic decline at b=0.1
Operating Days = 350 per year
Abandonment Cost (net of salvage) = $200,000 per well
Effective Date = December 31, 2011

	Light & Medium Oil			**Royalty**		**ORRI**				Before Tax
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Oil (Mbbl)	Revenue (M$)	1% (M$)	4% of 47.26% (M$)	CapEx (M$)	OpEx (M$)	NPV (M$)
2012	0	0	0	0	0	0	0	0	0	0
2013	40	20	18	2	1,956	0	1	2,250	611	-906
2014	62	31	28	2	3,014	1	1	0	941	2,071
2015	43	22	20	2	2,117	0	1	0	661	1,455
2016	30	15	14	1	1,487	0	1	0	464	1,022
2017	21	11	10	1	1,045	0	0	0	326	718
2018	15	8	7	1	734	0	0	0	229	504
2019	11	5	5	0	516	0	0	0	161	354
2020	7	4	3	0	362	0	0	0	113	249
2021	5	3	2	0	254	0	0	0	79	175
2022	4	2	2	0	179	0	0	0	56	123
2023	3	1	1	0	126	0	0	0	39	86
2024	2	1	1	0	88	0	0	0	28	61
2025	0	0	0	0	19	0	0	0	13	6
Total	**244**	**122**	**112**	**10**	**11,898**	**2**	**5**	**2,250**	**3,722**	**5,919**

NPV of Future Net Revenue
Before & After Tax Discounted (in M$) @

0%	5%	10%	15%	20%
5,919	4,205	3,062	2,276	1,722

Table II-5 – Proved + Probable Undeveloped Reserves and Net Present Values of Morichito #6 (Offset Well to Morichito 5)

Working Interest = 50%
Royalty Rate = ANH Royalty @ 8% minimum sliding scale + 1% on 100% and 4% on 47.26% of Production
Escalation Factor = 2%/year on prices and 4%/year on costs
Forecast Oil Price = NYMEX futures minus adjustment
Fixed Operating Cost = $14,250 per month per well
Variable Operating Cost = $15.00 per gross barrel for lifting
Transportation = $16.80 per net barrel
Initial Rate = 326 barrels of oil per day for 2013
Decline Rate = 36% per year hyperbolic decline at b=0.1
Operating Days = 350 per year
Abandonment Cost (net of salvage) = $200,000 per well
Effective Date = December 31, 2011

	Light & Medium Oil			**Royalty**		**ORRI**				Before Tax
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Oil (Mbbl)	Revenue (M$)	1% (M$)	4% of 47.26% (M$)	CapEx (M$)	OpEx (M$)	NPV (M$)
2012	0	0	0	0	0	0	0	0	0	0
2013	46	23	21	2	2,235	0	1	2,250	698	-714
2014	87	44	40	3	4,263	1	2	0	1,331	2,929
2015	61	31	28	2	2,994	1	1	0	935	2,058
2016	43	22	20	2	2,103	0	1	0	657	1,445
2017	30	15	14	1	1,478	0	1	0	461	1,015
2018	21	11	10	1	1,038	0	0	0	324	713
2019	13	7	6	1	641	0	0	0	200	441
2020	7	4	3	0	362	0	0	0	113	249
2021	5	3	2	0	254	0	0	0	79	175
2022	4	2	2	0	179	0	0	0	56	123
2023	3	1	1	0	126	0	0	0	39	86
2024	2	1	1	0	88	0	0	0	28	61
2025	0	0	0	0	19	0	0	0	13	6
Total	**324**	**162**	**149**	**13**	**15,781**	**3**	**6**	**2,250**	**4,934**	**8,587**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
8,587	6,223	4,617	3,495	2,690

Table II-6 – Probable Undeveloped Reserves and Net Present Values in the C1 Formation

Working Interest = 50%
Royalty Rate = ANH Royalty @ 8% minimum sliding scale + 1% on 100% and 4% on 47.26% of Production
Escalation Factor = 2%/year on prices and 4%/year on costs
Forecast Oil Price = NYMEX futures minus adjustment
Fixed Operating Cost = $14,250 per month per well
Variable Operating Cost = $15.00 per gross barrel for lifting
Transportation = $16.80 per net barrel
Re-completion Cost = $400,000 per zone
Initial Rate = 182 barrels of oil per day for 2011
Decline Rate = 36% per year hyperbolic decline at b=0.1
Operating Days = 350 per year
Abandonment Cost (net of salvage) = $200,000 per well
Effective Date = December 31, 2011

	Light & Medium Oil			**Royalty**		**Cash Royalty**				Before Tax NPV
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Oil (Mbbl)	Revenue (M$)	1% (M$)	4% of 47.26% (M$)	CapEx (M$)	OpEx (M$)	(M$)
2012	0	0	0	0	0	0	0	0	0	0
2013	0	0	0	0	0	0	0	0	0	0
2014	0	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0	0
2016	0	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0	0
2018	0	0	0	0	0	0	0	0	0	0
2019	0	0	0	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0	0	0	0
2021	0	0	0	0	0	0	0	0	0	0
2022	0	0	0	0	0	0	0	0	0	0
2023	0	0	0	0	0	0	0	0	0	0
2024	39	19	18	2	1,880	0	1	199	637	1,044
2025	82	41	38	3	3,992	1	2	199	1,382	2,410
2026	74	37	34	3	3,613	1	1	0	1,299	2,314
2027	45	23	21	2	2,207	0	1	100	803	1,304
2028	4	2	2	0	205	0	0	100	93	13
Total	**245**	**122**	**112**	**10**	**11,898**	**2**	**5**	**598**	**4,214**	**7,086**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
7,086	3,242	1,542	760	387

Appendix A – Conversion Factors and Abbreviations

Conversion Factors

1 metre	3.28 feet
1 cubic metre of gas	35.31467 cubic feet of gas
1 cubic metre of liquid	6.28981 barrels
1 kg/sq. cm.	14.22334 psi
1 hectare (10,000 square metres)	2.471054 acres

Abbreviations

ac	acre
AOF	absolute open flow
API	American Petroleum Institute
bbl	barrel
bopd	barrels of oil per day
BTU	British Thermal Unit
cp	centipose
°F	degrees, Fahrenheit
°R	degrees, Rankin
ft	feet
GOR	gas oil ratio
KB	Kelly bushing
LT	long tonne
m	metre
Mbbl	thousands of barrels
MMbbl	millions of barrels
$M	thousand dollars
Mcf	thousand cubic feet
mD	milli-Darcy
MD	measured depth
MMcf	million cubic feet
ppm	parts per million
PVT	pressure-volume-temperature
psia	pounds per square inch absolute
psig	pounds per square inch gauge
rb	reservoir barrel
RFT	Repeat formation test
scf	standard cubic feet
ss	subsea
stb	stock tank barrel
STOOIP	stock tank original oil-in-place
TVD	true vertical depth
WI	working interest

Appendix B Location Plat of the Morichito Block in the Eastern Llanos Basin


AREA DEL POLIGONO: 23.157,90 Ha. Aprox.
AREA TOTAL: 23.157,92 Ha. Aprox.
A
B
C
D
E
SECTOR MORICHITO
QUE CONSTITUYE EL
ANEXO -A-
COORDENADAS
1220000
1240000
1260000
1280000